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                                  EXHIBIT 23.8



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation herein by reference of our report dated July 24, 1996, with respect to the audited combined financial statements of the Innovex Companies for the year ended March 31, 1996, which report appears in the Form 8-K of Quintiles Transnational Corp. dated January 27, 1999.



/s/ KPMG
Reading, England
December 17, 1999